EXHIBIT 5


                         KENNEDY, BARIS & LUNDY, L.L.P.
                                ATTORNEYS AT LAW
                                   SUITE P-15
                               4701 SANGAMORE ROAD
     TEXAS OFFICE:             BETHESDA, MD 20816        WASHINGTON DC OFFICE
      SUITE 2550                 (301) 229-3400               SUITE 320
112 EAST PECAN STREET          FAX: (301) 229-2443    1225 NINETEENTH STREET, NW
SAN ANTONIO, TX 78205                                    WASHINGTON, DC 20036
    (210) 228-9500                                          (202) 835-0313
  FAX: (210) 228-0781                                    FAX: (202) 835-0319

                                 April 28, 2004

Board of Directors
Frederick County Bancorp, Inc.
30 West Patrick Street
Frederick, Maryland   21701

Gentlemen:

         As special legal counsel to Frederick County Bancorp, Inc. (the "Company"), we have participated in the preparation of the Company's Registration Statement on Form S-8 to be filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, relating to the issuance of up to 58,476 shares, as adjusted (the "Shares") of the Company's Common Stock in connection with the Company's 2001 Stock Option Plan (the "Plan").

         As counsel to the Company, we have examined such corporate records, certificates and other documents of the Company, and made such examinations of law and other inquiries of such officers of the Company, as we have deemed necessary or appropriate for purposes of this opinion. Based upon such examinations we are of the opinion that the Shares, when issued in accordance with the provisions of the Plan and awards granted pursuant thereto, will be duly authorized, validly issued, fully paid and non-assessable shares of the Common Stock of the Company.

         We hereby consent to the inclusion of this opinion as an exhibit to the Registration Statement on Form S-8 filed by the Company and to the reference to our firm contained.

                                              Sincerely,



                                              /s/ Kennedy, Baris & Lundy, L.L.P.